Exhibit 99.1

811 Louisiana Street, Suite 2100 Houston, TX 77002 713.584.1000

Targa Resources Corp. Prices $1.0 Billion Offering of Senior Notes

August 6, 2024

HOUSTON, August 6, 2024 (GLOBE NEWSWIRE) — Targa Resources Corp. (“Targa” or the “Company”) (NYSE: TRGP), announced today the pricing of an underwritten public offering (the “Offering”) of $1.0 billion aggregate principal amount of its 5.500% Senior Notes due 2035 at a price to the public of 99.943% of their face value. The Offering is expected to close on August 9, 2024, subject to the satisfaction of customary closing conditions.

The Company expects to use the net proceeds from the Offering for general corporate purposes, including to repay borrowings under its commercial paper note program, a portion of which were incurred to repay the remaining $500.0 million outstanding under its prior $1.5 billion unsecured term loan facility due July 2025, which was terminated in May 2024. Other general corporate purposes may include repayment of other indebtedness, capital expenditures, additions to working capital and investments in its subsidiaries.

This Offering is being made pursuant to an effective shelf registration statement and prospectus filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and may be made only by means of a prospectus and prospectus supplement related to such Offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, except as required by law.

About Targa Resources Corp.

Targa Resources Corp. (NYSE: TRGP) is a leading provider of midstream services and is one of the largest independent midstream infrastructure companies in North America. The Company owns, operates, acquires, and develops a diversified portfolio of complementary domestic midstream infrastructure assets and its operations are critical to the efficient, safe and reliable delivery of energy across the United States and increasingly to the world. The Company’s assets connect natural gas and natural gas liquids (“NGL(s)”) to domestic and international markets with growing demand for cleaner fuels and feedstocks. The Company is primarily engaged in the business of: gathering, compressing, treating, processing, transporting, and purchasing and selling natural gas; transporting, storing, fractionating, treating, and purchasing and selling NGLs and NGL products, including services to liquified petroleum gas exporters; and gathering, storing, terminaling, and purchasing and selling crude oil.

The principal executive offices of Targa Resources Corp. are located at 811 Louisiana, Suite 2100, Houston, TX 77002 and their telephone number is 713-584-1000.

Forward-Looking Statements

811 Louisiana Street, Suite 2100 Houston, TX 77002 713.584.1000

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements, including the expected closing date and use of proceeds from the offering. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Company’s control, which could cause results to differ materially from those expected by management of the Company. Such risks and uncertainties include, but are not limited to those described more fully in the Company’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact the Company’s investor relations department by email at InvestorRelations@targaresources.com or by phone at (713) 584-1133.

Sanjay Lad

Vice President, Finance & Investor Relations

William Byers

Chief Financial Officer

Jennifer Kneale

President – Finance and Administration